Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Toppoint Holdings, Inc.

We hereby consent to the inclusion in this Registration Statement of Toppoint Holdings, Inc. (the “Company”) on Form S-1 of our report dated May 13, 2024, except for Notes 5 and 7, as to which the date is June 20, 2024; and Note 2, as which the date is August 12, 2024 which appears in this Registration Statement on Form S-1.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ TAAD LLP

Diamond Bar, California

August 12, 2024